Exhibit 4.6

                                                                       BERKELEY
                                                                      TECHNOLOGY
                                                                        LIMITED

                    Please check that your address details on the attached certificate are correct. If there are any errors or if you move to a new address, please fill in the correct information on the back of this counterfoil and send it to our Registrar. Do not send the certificate with the address slip.

                    Please do not detach this counterfoil unless you want to notify the Registrar of a change to your address details.



Reference No.         Certificate No.     Transfer No.        Number of Shares


                           BERKELEY TECHNOLOGY LIMITED



      (A public company incorporated in Jersey with Registered Number 30810 under the provisions of the Companies (Jersey) Laws 1961 to 1968 and now governed by the Companies (Jersey) Law 1991)

                           ORDINARY SHARE CERTIFICATE




This is to certify that the above-named  is/are the Registered  Holder(s) of


Fully paid Ordinary Shares of five U.S. cents each in the capital of Berkeley Technology Limited, subject to the Memorandum and Articles of Association of the Company.

Given under the Securities Seal of the Company
On

Note

No transfer of any of the shares comprised in this Certificate will be registered until this Certificate has been lodged at the Company's Registrar. REGISTRAR, COMPUTERSHARE INVESTOR SERVICES (CHANNEL ISLANDS) LIMITED, P.O. BOX No. 83, ORDNANCE HOUSE, 31 PIER ROAD, ST. HELIER, JERSEY JE4 8PW. TELEPHONE:
01534 825200 FAX: 01534 825250

You can check your holding at www.computershare.com

                        Change of Address/Amended Details

If your address is not shown correctly on the attached certificate, or if you change your address, please let us know by filling in the form below to show the correct details, sign it and return it to our Registrar at Computershare Investor Services (Channel Islands) Limited whose address is shown on the foot of the certificate overleaf.

Please use BLOCK CAPITALS
                                          New Address _______________________
Full Name(s) _______________________
                                          ____________________________________
___________________________________
                                          ____________________________________

Old Address _______________________       Postcode ___________________________

___________________________________

___________________________________       Signature(s) ________________________

Postcode __________________________       Date _______________________________
                                                                        0014WA

     If you choose to sell your Ordinary Shares on The Stock Exchange, you should instruct a bank or stockbroker and complete Section 1 of this form by entering the number of Ordinary Shares to be sold and Section 2 by entering the balance of Ordinary Shares to be retained, if any. You must then sign Section 3. If you make a mistake, do not use correcting fluid. Instead, put a line through the error, write the correction beside it and initial the amendment. Finally, send the entire document to your bank or stockbroker as soon as possible. Please note:

     -   Section 1:        Number of  Ordinary  Shares.  You must  complete both
                           figures and words boxes. For example, if you are selling 200 Ordinary Shares, enter the number '200' in the figures box And 'TWO HUNDRED' (in block capitals) in the words box.

     -   Section 2:        Ordinary Shares to be kept.  If you want to sell part
                           of your holding, enter here the remaining quantity of Ordinary Shares you wish to keep. Leave this section blank if you are Selling all your Ordinary Shares.
                           For example, if you wish to Keep 100 Ordinary Shares from an initial holding of 300 Ordinary Shares and sell the rest, enter '200' (figures and Words) in
                           Section 1, as already described, and '100' (figures only) in section 2.

-      Section 3:          Signature(s).  Each Registered holder(s) shown on the
                           Ordinary Share Certificate overleaf must sign on a separate line using his/her normal signature.


CREST               Counter Location Stamp       Barcode or Reference
TRANSER
                                                 SDRN
            Above this line for completion by the depositing system-user only.

Please compete       1.  Number of Ordinary               2.  Number of Ordinary
form in type or          Shares to be sold    (in words)      Shares to be kept
in Block Capitals.       (in figures)                         (in figures)

                     3.  I/We hereby transfer the           Stamp of depositing
                         number of Ordinary Shares          system-user
                         set out in section 1 out of
                         the name(s) set out on the
                         Ordinary Share Certificate
                         overleaf into the name(s)
                         of the system-member(s)
                         set out below and request
                         the necessary entries be
                         made in the undertaking's
                         own Register of Members.

                         Signature(s) of Transferor(s)

Please sign here.         1. ________________________
If the transfer is not
made by the Registered    2. ________________________
Holder(s) insert also the
name(s) and capacity      3. ________________________
(e.g. executor(s)) of the
person(s) making the      4. ________________________
transfer.
                          A body corporate should execute this
                          transfer under its common seal or
                          otherwise in accordance with
                          applicable statutory requirements         Date

Full name(s) of the                                               Participant ID
person(s) to whom
the security is
transferred.

Such person(s) must                                            Member Account ID
be a system-member.

                           CRESTCo  Limited is  delivering this  transfer at the
Reference to the           direction and on behalf of the depositing system-user
Registrar in this form     whose  stamp  appears  herein  and does  not  in  any
means the registrar        manner or  to any  extent  warrant or  represent  the
or registration agent      validity, genuineness or  correctness of the transfer
of the undertaking,        instructions  contained  herein  or  the  genuineness
not the Registrar of       of  the   signature(s)  of  the   transferor(s).  The
Companies at               depositing system-user by delivering this transfer to
Companies House.           CRESTCo Limited authorises CRESTCo Limited to deliver
                           this transfer for registration and agrees to be deemed for all purposes to be the person(s) actually so delivering this transfer for registration.

                           This form should be used only for a transfer of a certificated unit of a security to a CREST member to be held by a CREST member in uncertificated form. It should not be used for conversion of a unit held by a CREST member into uncertificated form.

                           The CREST rules require that this form be used for the transfer of a unit of a certificated security to a CREST member to be held by that member in uncertificated form. Any such transfer on this form is exempt from stamp duty.